Alpine 4 Holdings, Inc. Prices $24 Million Registered Direct Offering

PHOENIX, Nov. 23, 2021 /PRNewswire/ -- Alpine 4 Holdings, Inc. (Nasdaq: ALPP), a leading operator and owner of small market businesses, today announced that it has entered into definitive agreements with institutional investors for the purchase and sale of  8,571,430  shares of the Company's common stock (the "Shares") and warrants to purchase 4,285,715 shares of the Company's common stock (the "Warrants", and together with the Shares, the "Securities") at a combined purchase price of $2.80 per one Share and accompanying one-half Warrant pursuant to a registered direct offering.  The Warrants will have an exercise price of $3.10 per share, will be exercisable immediately, and will expire five years following the issuance date. The closing of the offering is expected to occur on or about November 26, 2021, subject to the satisfaction of customary closing conditions.

A.G.P./Alliance Global Partners is acting as sole placement agent for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-252539) previously filed with the U.S. Securities and Exchange Commission (the "SEC"). A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC's website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

For further details of this transaction, please see the Form 8-K to be filed with the SEC.

About Alpine 4 Holdings: Alpine 4 Holdings, Inc. (ALPP) is a NASDAQ traded conglomerate that acquires businesses that fit into its disruptive DSF business model of Drivers, Stabilizers, and Facilitators. At Alpine 4, we understand the nature of how technology and innovation can accentuate a business. Our focus is on how the adaptation of new technologies, even in brick-and-mortar businesses, can drive innovation. We also believe that our holdings should benefit synergistically from each other, have the ability to collaborate across varying industries, spawn new ideas, and create fertile ground for competitive advantages.

Four principles at the core of our business are Synergy. Innovation. Drive. Excellence. At Alpine 4, we believe synergistic innovation drives excellence. By anchoring these words to our combined experience and capabilities, we can aggressively pursue opportunities within and across vertical markets. We deliver solutions that not only drive industry standards, but also increase value for our shareholders.

Contact:

Investor Relations
investorrelations@alpine4.com
www.alpine4.com

Forward-Looking Statements: Certain statements and information in this press release may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995.  The information disclosed in this press release is made as of the date hereof and reflects Alpine 4 most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Alpine 4 believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Alpine 4 disclaims any intention or obligation to update the forward-looking statements for subsequent events.

SOURCE Alpine 4 Holdings, Inc.